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Exhibit 10.3

RESTRICTED STOCK AGREEMENT
LAREDO PETROLEUM HOLDINGS, INC.
2011 OMNIBUS EQUITY INCENTIVE PLAN

        THIS AGREEMENT ("Agreement") is made as of the 16th day of May, 2012, by and between Laredo Petroleum Holdings, Inc. (the "Company") and                        (the "Grantee").

W I T N E S S E T H :

        WHEREAS, the Grantee is currently a a member of the Company's Board of Directors; and

        WHEREAS, as part of the annual compensation provided to members of the Company's Board of Directors, the Company desires to afford Grantee the opportunity to acquire, or enlarge, Grantee's stock ownership in the Company such that the Grantee may benefit from increases in the value of the Company's stock, thereby aligning the Grantee's interests with those of the Company's stockholders generally.

        NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

        1.    Grant of Restricted Stock.    Subject to the restrictions, terms and conditions set forth herein and in the Company's 2011 Omnibus Equity Incentive Plan (the "Plan"), the Company hereby grants to the Grantee                         (                ) shares of the Company's common stock, par value per share $0.01 (the "Restricted Stock"). The provisions of the Plan are incorporated herein by reference, and all capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of any inconsistency between the provisions of the Plan and this Agreement, the provisions of this Agreement shall govern and control.

        2.     Restrictions and Vesting.

          (a)    General.    Except as provided in this Agreement, shares of Restricted Stock are not transferable and are subject to a substantial risk of forfeiture until vested as set forth in Section 2(b). The Grantee's interest in the Restricted Stock shall become transferable and nonforfeitable as of the vesting date provided in Section 2(b) ("Vesting Date"), provided the Grantee is a member of the Board of Directors of the Company on the Vesting Date and has been a member of the Board of Directors throughout the period beginning on the date of this Agreement and ending on the Vesting Date.

          (b)    Vesting Schedule.    The Restricted Stock shall vest, become transferable and no longer be subject to a substantial risk of forfeiture on the earlier to occur of (i) the day preceding the next annual meeting of stockholders of the Company or (ii) the first anniversary of the date of this Agreement.

          (c)    Forfeiture Provisions.    The following forfeiture provisions shall apply to the Restricted Stock:

              (i)  If Grantee's service as a member of the Board of Directors of the Company is terminated for any reason, with or without cause, including the voluntary resignation of Grantee (in any case, other than as set forth in Section 2(c)(ii) below), then Grantee shall forfeit to the Company all unvested Restricted Stock and all rights arising from such unvested shares and from being a holder. Such unvested Restricted Stock shall automatically be cancelled as issued under the Plan by the Company with no further action or notice required on the part of the Company or Grantee.

             (ii)  If Grantee's service as a member of the Board of Directors of the Company is terminated (i) upon the death of Grantee or (ii) because Grantee is determined by a majority of the other members Board of Directors of the Company or the Administrator (as defined below) of the Plan to be subject to a Disability, then all of Grantee's unvested shares shall automatically become vested shares as of the date of such termination and thereafter no longer be subject to the restrictions set forth in this Agreement.

        3.    Issuance of Restricted Stock.    Restricted Stock may be issued, at the Company's option, as follows: (i) certificates evidencing the Restricted Stock may be issued by the Company and, if so, shall be registered in the Grantee's name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2(b); or (ii) may be registered in book entry form on the stock transfer books of the Company without issuance of physical certificates.

        4.    Rights as a Stockholder.    The Grantee shall be the record owner of the shares of Restricted Stock until or unless such Restricted Stock is forfeited pursuant to Section 2 hereof, and as record owner shall generally be entitled to all rights of a stockholder with respect to the Restricted Stock (other than the right to transfer or dispose of such shares), including the right to vote and receive dividends (cash or otherwise); provided, however, that the Company will retain custody of all dividends and distributions, if any ("Retained Distributions"), made or declared on the Restricted Stock (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms, vesting and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. As soon as practicable following the Vesting Date, the restricted designation on the book entry form on the stock transfer books of the Company will be removed, and any applicable Retained Distributions, shall be delivered to the Grantee or to the Grantee's legal guardian or representative.

        5.    Legend on Certificates.    The certificates representing the vested Restricted Stock delivered in the name of the Grantee as contemplated by Section 4 above shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Company deems appropriate.

        6.    No Right to Continued Service as a Board Member.    This Agreement does not confer upon the Grantee any right to continuance as a member of the Board of Directors of the Company.

        7.    Delivery of Laredo Petroleum Holdings, Inc. Prospectus dated December 30, 2011.    Grantee acknowledges that Grantee has been provided a copy of the Company's prospectus related to the Plan.

        8.    Terms of Issuance.    Grantee acknowledges that the Restricted Stock is being issued pursuant to and is subject at all times to the provisions of the Plan.

        9.    Transferability.    The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2(b), be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

        10.    Notice.    Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated in a notice mailed or delivered to the other party as provided herein; provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its Tulsa, Oklahoma, office and all notices or communications by the Company to the Grantee may be given to the Grantee personally or mailed to the Grantee's home address as reflected on the books of the Company.

        11.    Administration.    This Agreement and the issuance of shares contemplated hereunder shall be administered by the Board or a committee of one or more members of the Board appointed by the Board to administer this Agreement and such issuance (the "Administrator"). Subject to applicable law, the Administrator shall have the sole and plenary authority to: (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Agreement; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Administrator shall deem appropriate for the proper administration of this Agreement; (iii) accelerate the lapse of restrictions on shares; and (iv) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of this Agreement. The Administrator may delegate to one or more officers of the Company the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Administrator herein, and that may be so delegated as a matter of law.

        12.    Governing Law.    THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        13.   Special Tax Election.

          (a)    Section 83(b).    Under Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair market value of the Restricted Stock on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes vesting provisions applicable to the Restricted Stock as provided in Section 2 hereof. The Grantee may elect under Section 83(b) of the Code to be taxed at the time the Restricted Stock is acquired, rather than when and as such Restricted Stock ceases to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement (which is also the grant date of the Restricted Stock).

          (b)    Grantee Responsibility.    A brief explanation of the election and the form for making this election are attached as Exhibit A hereto. The Grantee acknowledges that it is the Grantee's sole responsibility, and not the Company's, to file a timely election under Section 83(b) of the Code. The Grantee is advised to consult with his or her personal tax advisors in filing such an election.

        14.    Withholding.    In the event that the Company determines that tax withholding is required with respect to the Grantee, the Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding and taxes. The Administrator may permit the Grantee to satisfy the withholding liability: (a) in cash, (b) by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Restricted Stock a number of shares with a Fair Market Value equal to the minimum withholding obligation, (c) by delivering shares of Common Stock owned by the Grantee unless such delivery would result in adverse accounting consequences for the Company, or (d) by a combination of any such methods. For purposes hereof, shares Common Stock shall be valued at Fair Market Value.

        15.   Miscellaneous.

          (a)    Amendment and Waiver.    The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

          (b)    Severability.    Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c)    Entire Agreement and Effectiveness.    This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          (e)    Headings.    The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

          (f)    Gender and Plurals.    Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          (g)    Successors and Assigns.    This Agreement shall bind and inure to the benefit of and be enforceable by and against Grantee, the Company and their respective successors, assigns, heirs, representatives and estates, as the case may be.

          (h)    Construction.    Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (i)    Survival of Representations, Warranties and Agreements.    All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

          (j)    WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS.    EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

          (k)    Spouses.    If the spouse of Grantee fails to execute the spousal consent set forth on the signature page attached hereto (the "Consent"), until such time as the Consent is duly executed, Grantee's economic rights associated with his or her Shares will be suspended and not subject to recovery. If a spouse or former spouse of Grantee acquires any of the unvested Restricted Stock issued pursuant hereto as a result of any property settlement or separation agreement, such spouse or former spouse hereby grants an irrevocable power of attorney (which will be coupled with an interest) to Grantee to give or withhold such approval as he or she will himself or herself approve with respect to such matter and without the necessity of the taking of any action by any such spouse or former spouse. Such power of attorney will not be affected by the subsequent disability or incapacity of the spouse or former spouse granting such power of attorney.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:
LAREDO PETROLEUM HOLDINGS, INC.
By:
Name: Randy A. Foutch
Title: Chairman & CEO
GRANTEE:
[insert typed name]

SPOUSAL CONSENT

        Grantee's spouse, if any, is fully aware of, understands and fully consents and agrees to the provisions of this Agreement and their binding effect upon any marital or community property interests he or she may now or hereafter own, and agrees that the termination of his or her and Grantee's marital relationship for any reason shall not have the effect of removing any restricted shares subject to this Agreement from coverage hereunder and that his or her awareness, understanding, consent and agreement are evidenced by his or her signature below.

Spouse's Name:

 EXHIBIT A

EXPLANATION OF A SECTION 83(b) TAX ELECTION

        In general, Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), provides that a Grantee of shares subject to any forfeiture restrictions will recognize income equal to the excess of the fair market value of the shares on the date any forfeiture restrictions applicable to such shares lapse over the amount paid for such shares. For this purpose, the term "forfeiture restrictions" includes the restrictions placed upon the Restricted Stock pursuant to Section 2 of the Restricted Stock Agreement to which this explanation is attached as Exhibit A.

        The Grantee, however, may elect under Section 83(b) of the Code to be taxed at the time the Restricted Stock is acquired, rather than on each date the Restricted Stock ceases to be subject to forfeiture restrictions. The election must be filed with the Internal Revenue Service within thirty (30) days after the date of grant (the date of grant being May 16, 2012).

        If you prefer to file the election, you should mail one copy of the signed Section 83(b) Election to the Internal Revenue Service (see attached chart for appropriate Internal Revenue Service Center), by certified mail (return receipt requested), using the attached letter to the Internal Revenue Service, which you must date and sign (also fill in your social security number). You should also retain a copy of the election and attach it to your tax return for the applicable tax year.

        If you file the election, you must also file a copy with the Company. You can do this by notifying                                                             by email, and provide her a scanned copy of your signed election by email, for our internal records.

        IT IS THE GRANTEE'S RESPONSIBILITY FOR MAKING A TIMELY FILING WITH THE IRS.

        Failure to make this filing within the applicable thirty day period will result in the recognition of ordinary income by the Grantee as the forfeiture restrictions lapse.

        By making the election, the Grantee is electing to treat the value of the grant as ordinary income in the year of grant, based on the grant date value, even though the value of the stock may be less at the time the restrictions lapse, or a substantial risk of forfeiture exists, and in either of such events, the Grantee will not be entitled to a refund of any income taxes paid in the year of grant.

        THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO GRANTEES UNDER THE PLAN. SUCH DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

        IT IS STRONGLY URGED THAT GRANTEES CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF MAKING A SECTION 83(b) TAX ELECTION WITH RESPECT TO THEIR PERSONAL TAX CIRCUMSTANCES.

 ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN
GROSS INCOME IN YEAR OF TRANSFER UNDER CODE §83(b)

        The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

        1.     The name, address and taxpayer identification number of the undersigned are:

Name:
Address:
SS#:

        2.     Description of property with respect to which the election is being made:

        The undersigned has received                        shares of Common Stock, par value $0.01 per share, of Laredo Petroleum Holdings,  Inc. (the "Company").

        3.     The date on which property was transferred is May 16, 2012.

        4.     The taxable year to which this election relates is calendar year 2012.

        5.     The nature of the restriction(s) to which the property is subject is:    The property is subject to vesting requirements based upon the taxpayer's continuation to serve as a member of the Board of Directors of Laredo Petroleum Holdings, Inc. (or another affiliate of the Company) and other restrictions as set forth in the Restricted Stock Agreement between the Company and the undersigned.

        6.     Fair market value:    The aggregate fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $                .

        7.     Amount paid for property:    The amount paid by taxpayer for the property is $0.

        8.     Furnishing statement to employer:    A copy of this statement has been furnished to the Company.

Dated:

Taxpayer's Signature

[ ], 2012

Department of the Treasury
Internal Revenue Service Center
 [Insert Service Center Address]

Re:    Section 83(b) Election

SSN:

Dear Sir or Madam:

        Pursuant to U.S. Treasury Regulation Section 1.83-2(c) promulgated under Section 83 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), enclosed please find an election under Section 83(b) of the Code.

Sincerely,
[Name]

Enclosure

 IRS Service Center Addresses

THEN use this address if you:
IF you live in...	Are not enclosing a check or money order...	Are enclosing a check or money order...

Florida* or Georgia*	Department of the Treasury Internal Revenue Service Atlanta, GA 39901-0002	Internal Revenue Service P.O. Box 105017 Atlanta, GA 30348-5017

Alabama, Kentucky, Louisiana, Mississippi, Tennessee, Texas	Department of the Treasury Internal Revenue Service Austin, TX 73301-0002	Internal Revenue Service P.O. Box 1214 Charlotte, NC 28201-1214

Alaska, Arizona, California, Colorado, Hawaii, Idaho, Nevada, New Mexico, Oregon, Utah, Washington, Wyoming	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002	Internal Revenue Service P.O. Box 7704 San Francisco, CA 94120-7704

Arkansas, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Montana, Nebraska, North Dakota, Oklahoma, South Dakota, Wisconsin	Department of the Treasury Internal Revenue Service Fresno, CA 93888-0002	Internal Revenue Service P.O. Box 802501 Cincinnati, OH 45280-2501

Delaware, District of Columbia, Maryland, Missouri, Ohio, Rhode Island, Virginia, West Virginia	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002	Internal Revenue Service P.O. Box 970011 St. Louis, MO 63197-0011

Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, North Carolina**, Pennsylvania, South Carolina**, Vermont	Department of the Treasury Internal Revenue Service Kansas City, MO 64999-0002	Internal Revenue Service P.O. Box 37008 Hartford, CT 06176-0008

A foreign country, U.S. possession or territory***, or use an APO or FPO address, or file Form 2555, 2555-EZ, or 4563, or are a dual-status alien	Department of the Treasury Internal Revenue Service Austin, TX 73301-0215 USA	Internal Revenue Service P.O. Box 1303 Charlotte, NC 28201-1303 USA

*
If you live in Florida or Georgia, are not enclosing a check or money order, and are filing after June 30, 2011, use: Department of the Treasury, Internal Revenue Service, Kansas City, MO 64999-0002.

**
If you live in North Carolina or South Carolina, are enclosing a check or money order, and are filing after June 30, 2011, use: Internal Revenue Service, P.O. Box 105017, Atlanta, GA 30348-5017.

***
If you live in American Samoa, Puerto Rico, Guam, the U.S. Virgin Islands, or the Northern Mariana Islands, see Pub. 570.

        YOU ARE ADVISED TO CONSULT WITH YOUR PERSONAL TAX ADVISOR BEFORE MAKING AN ELECTION UNDER SECTION 83(b) OF THE CODE. IN ADDITION, PLEASE NOTE THAT IRS SERVICE CENTER ADDRESSES ARE SUBJECT TO CHANGE FOR THE 2012 TAX YEAR.

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  Exhibit 10.3
RESTRICTED STOCK AGREEMENT LAREDO PETROLEUM HOLDINGS, INC. 2011 OMNIBUS EQUITY INCENTIVE PLAN
SPOUSAL CONSENT
EXHIBIT A EXPLANATION OF A SECTION 83(b) TAX ELECTION
ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE §83(b)
IRS Service Center Addresses